(f)  Promissory Note-Swifty

                                 PROMISSORY NOTE

Date of Note:             April 24,1998
Amount of Note:           $525,000.00
Maturity Date:            May 1, 2014

                          FOR VALUE RECEIVED, the undersigned ("Maker") does hereby covenant and promise to pay to the order of PEOPLES BANK, or its successors or assigns, ("Holder"), at 32845 U.S. Highway 19 North, Palm Harbor, Florida, 34684, or at such other place as Holder may designate to Maker in writing from time to time, in legal tender of the United States, the sum of FIVE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 Dollars, ($525,000.00), together with accrued interest.

Interest Rate The principal balance remaining unpaid from time to time shall bear interest at the following rates which shall be calculated on the basis of a 360 day year for actual days elapsed:

                          (a) From the date of this Note through and including May 1, 1999 (the Construction Loan Period), payments of interest only shall be due on the first day of each month, on amounts actually advanced, calculated at an annual interest rate of one percent (1.0%) in excess of the Prime Rate, as announced or published in the Wall Street Journal from time to time as the prime rate, and,

                          (b)(i) At the commencement of the Permanent Loan Period, and every three years thereafter, the interest rate may change. The interest may change on May 1, 1999, May 1, 2002, and every three years thereafter (the "Change Dates").

                          (ii) On each of the Change Dates, the interest rate will be based on an index (the "Index") equivalent to the weekly average yield on United States Treasury securities adjusted to a constant maturity of three
                          (3) years, as made available by the Federal Reserve Board and listed in the Federal Reserve Statistical Release Bulletin (Pub. H-15[5191]). The most recent index figure available as of 45 days before each Change Date is called the "Current Index". If the index is no longer available, the BANK may choose a new index which is based upon comparable information.

                          (iii) Before each Change Date, the BANK will calculate the new interest rate by adding 275 basis points (2.75%) to the Current Index. The BANK will round the result of this addition up to the nearest one-eighth of one percentage point (0.125%). Subject to the limits set forth herein, this rounded amount will be the new interest rate until the next Change Date.

                          Beginning with the commencement of the Permanent Loan Period, principal and interest payments shall be due and payable commencing on June 1, 1999 and on the first day of each succeeding month thereafter for the term of the loan.

                          Upon any interest rate adjustment on each Change Date as aforesaid, the monthly principal and interest payments shall be adjusted to an amount necessary to amortize the then unpaid principal balance at the adjusted rate over a term of 180

                                                                           _RS__
                                                         Maker' s Initials
                          months less the number of months that have elapsed since the first scheduled principal and interest payment. Such payments shall continue to be paid on the first day of each month.

                          On May 1, 2014 (the "Maturity Date"), all indebtedness evidenced hereby (whether unpaid principal, accrued interest or otherwise) that remains unpaid shall be due and payable and shall be paid.


  Prepayment,             Maker hereof reserves the right to prepay this Note in
                          whole or in part any time hereafter without penalty.

       All delinquent principal and installments of interest shall bear interest from the date that said payments are due at a rate equal to five percent (5%) per annum above the interest rate stated above, provided, however, in no event shall such rate exceed the highest rate authorized by applicable law.

       The Holder may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof (except for the payment due on the Maturity Date for which there is no grace period), to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by the Holder of any of its rights under this note.

       Borrower shall maintain its operating accounts with Lender during the term of the loan. In the event these accounts are not maintained as required, the Borrower agrees that the interest rate on the subject Note shall be increased by one percentage point retroactive from the date of closing of or inactivity in the depository accounts.

       Should any default occur in the payment as stipulated above of either the interest or principal and continue for fifteen (15) days thereafter, then in that event, the principal of this Note or an unpaid part thereof and all accrued interest thereon shall, in the sole discretion of Holder, at once become due and payable and may be collected forthwith without notice to the undersigned, regardless of the stipulated date of maturity. However, Holder may, in the sole discretion of Holder, accept payments made by Maker after any default has occurred, without waiving any of Holder's rights herein. TIME BEING OF THE ESSENCE OF THIS NOTE.

       It is agreed that the granting to Maker of this Note or any party of an extension or extensions of time for the payment of any sum or sums due hereunder or under the accompanying Mortgage or for the performance of any covenant or stipulation thereof of the taking of other or additional securities shall not in any way release or affect the liability of the Maker of this Note.

       This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

       In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of the Holder or an affiliate of the Holder or are outside counsel), the Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys' fees (including charges for paralegals and others working under the direction or supervision of the Holder's attorneys) whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

       Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Maker or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by Holder of this Note, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Holder to Maker or any parties liable for the payment of the loan made pursuant to this Note so that

                                                                            _RS_
                                                               Maker's Initials
         All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

         Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Holder would be contrary to provisions of law applicable to Holder limiting the maximum rate of interest which may be charged or collected by Holder.

         The Maker hereof acknowledges that the Holder shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

         Holder shall have the right to accept and apply to the outstanding balance of this Note any and all payments or partial payments received from the Maker after the due date therefor whether the Note has been accelerated or not without waiver of any and all of the Holder's rights to continue to enforce the terms of the Note and to seek any and all remedied provided for herein or any instrument securing the same including, but not limited to, the right to foreclose on such security.

         In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument such litigation may be brought in or transferred to a court of competent jurisdiction in or for Pinellas County, Florida.

         MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO TIES AGREEMENT.

         The term "Maker" as used herein, in every instance shall include the makers, heirs, executors, administrators, successors, legal representatives and assigns, and shall. denote the singular and/or plural, masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

         All persons executing this Note shall be jointly and severally liable for the payment of this Note.

         This Note is secured in pan by a Mortgage dated April 24, 1998 in the amount of $525,000.00 to PEOPLES BANK and recorded in the Public Records of Pinellas County, Florida and is subject to the provisions thereof and is to be construed and enforced in accordance with the laws of the State of Florida. The Mortgage specifies various defaults upon the happening of which all sums owing on this Note may be declared immediately due and payable.

MAKERS

Swifty Car Wash & Quik-Lube, Inc.

BY: /s/ Rachel Steele
Rachel L. Steele, President


BY: /s/ Rachel Steele
Rachel L. Steele, Individually